UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

CARECLOUD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36529	22-3832302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Clyde Road, Somerset, New Jersey, 08873

(Address of principal executive offices, zip code)

(732) 873-5133

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCLD	Nasdaq Global Market
11% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	CCLDP	Nasdaq Global Market
8.75% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	CCLDO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 17, 2024, Larry Steenvoorden the Chief Financial Officer and the Registrant agreed to a mutual separation. Mr. Steenvoorden’s separation is not the result of any disagreement with the Registrant or its Board of Directors or management relating to the Registrant’s operations, policies or practices or any issues regarding its accounting policies or practices. As part of Mr. Steenvoorden’s separation, the Registrant entered into a Separation Agreement and Release whereby he will receive $233,333 and the employer portion of COBRA coverage, less applicable payroll deductions, to be paid over eight months.

Effective January 17, 2024, Norman Roth the Registrant’s Controller and Principal Accounting Officer has been appointed Interim Chief Financial Officer until such time as a new Chief Financial Officer is appointed.

Mr. Roth, 68, joined the Registrant as the Controller and Principal Accounting Officer in September 2014. Prior to joining the Registrant, Mr. Roth worked as a forensic accountant since 2003 primarily in the accounting malpractice area. From 1991 through 2002, Mr. Roth served as the Director of External Reporting, Treasury and Tax and later as Business Manager of WWOR-TV. Mr. Roth began his career at Ernst & Young LLP in 1977 and left as a senior manager after 13 years of service. Mr. Roth received his Bachelor of Arts degree summa cum laude from Rutgers College and his Master of Business Administration -Taxation from Fairleigh Dickinson University. Mr. Roth is a certified public accountant and a certified fraud examiner.

Mr. Roth’s annual base salary will be increased to $240,000. Mr. Roth continues to be eligible to participate in benefit plans and programs generally available to other similarly situated employees of the Registrant. There are no family relationships between Mr. Roth and any director or executive officer of the Registrant. Mr. Roth has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareCloud, Inc.

Date: January 19, 2024	By:	/s/ A. Hadi Chaudhry
A. Hadi Chaudhry
Chief Executive Officer

3